Exhibit 3.39

APPROVED AND FILED
CONNIE LAWSON
INDIANA SECRETARY OF STATE
12/19/2016 10:30 AM

ARTICLES OF INCORPORATION

Formed pursuant to the provisions of the Indiana Business Corporation Law.

ARTICLE I - NAME AND PRINCIPAL OFFICE ADDRESS

BUSINESS ID	201612191171548

BUSINESS TYPE	Domestic For-Profit Corporation

BUSINESS NAME	STEEL DYNAMICS ENTERPRISES, INC.

PRINCIPAL OFFICE ADDRESS	7575 West Jefferson Blvd., Fort Wayne, IN, 46804, USA

ARTICLE II - REGISTERED OFFICE AND ADDRESS

NAME	Theresa E. Wagler

ADDRESS	7575 West Jefferson Blvd., Fort Wayne, IN, 46804, USA

ARTICLE III - PERIOD OF DURATION AND EFFECTIVE DATE

PERIOD OF DURATION	Perpetual

EFFECTIVE DATE	12/19/2016

ARTICLE IV - PRINCIPAL(S)

TITLE	President

NAME	Theresa E Wagler

ADDRESS	7575 West Jefferson Blvd., Fort Wayne, IN, 46804, USA

TITLE	Vice President

NAME	Mark Millett

ADDRESS	7575 West Jefferson Blvd., Fort Wayne, IN, 46804, USA

TITLE	VP & Asst Secretary

NAME	Richard A Poinsatte

ADDRESS	7575 West Jefferson Blvd., Fort Wayne, IN, 46804, USA

TITLE	Asst Secretary

NAME	Matthew Peters

ADDRESS	7575 West Jefferson Blvd., Fort Wayne, IN, 46804, USA

ARTICLE V - INCORPORATOR(S)

NAME	Anne Simerman

ADDRESS	215 East Berry St., Fort Wayne, IN, 46802, USA

ARTICLE VI - GENERAL INFORMATION

AUTHORIZED SHARES	1000

SIGNATURE

THE SIGNATOR(S) REPRESENTS THAT THE REGISTERED AGENT NAMED IN THE APPLICATION HAS CONSENTED TO THE APPOINTMENT OF REGISTERED AGENT.

THE UNDERSIGNED, DESIRING TO FORM A CORPORATION PURSUANT TO THE PROVISIONS OF THE INDIANA BUSINESS CORPORATION LAW AS AMENDED, EXECUTES THESE ARTICLES OF INCORPORATION.

IN WITNESS WHEREOF, THE UNDERSIGNED HEREBY VERIFIES, SUBJECT TO THE PENALTIES OF PERJURY, THAT THE STATEMENTS CONTAINED HEREIN ARE TRUE, THIS DAY December 19, 2016

SIGNATURE	Anne Simerman

TITLE	Incorporator

Business ID : 201612191171548

Filing No :	7459805